CEC ANNOUNCES 2Q19 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR SECOND QUARTER AND YEAR TO DATE 2019

Second quarter revenue increased 10.1% while University Group total student enrollments grew 5.4%

Schaumburg, Ill. (August 7, 2019) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the quarter and year to date ended June 30, 2019.

SECOND QUARTER 2019 RESULTS AS COMPARED TO THE PRIOR YEAR QUARTER

Financial Results	•	Revenue increased by 10.1 percent to $156.4 million as compared to $142.0 million with both universities contributing to this growth
	•	Operating income was $0.2 million as compared to $11.3 million; the current year quarter operating income includes a $30.0 million reserve related to the Federal Trade Commission (“FTC”) settlement
	•	Adjusted operating income increased 37.9 percent to $32.8 million as compared to $23.8 million*
	•	Loss per diluted share of ($0.01) as compared to earnings per diluted share of $0.12
	•	Adjusted earnings per diluted share of $0.39 as compared to $0.23*
	•	Ended the quarter with $280.2 million in cash, cash equivalents, restricted cash and available-for-sale short-term investments

Key Metrics	•	CTU’s total student enrollments increased by 3.2 percent supported by new student enrollment growth of 7.0 percent for the quarter
	•	AIU’s total student enrollments increased 10.0 percent supported by year to date new student enrollment growth of 52.6 percent; positively impacting these trends was the academic calendar redesign
	•	Ongoing operating initiatives and investments in student-serving operations continue to support positive enrollment trends

YEAR TO DATE 2019 HIGHLIGHTS AS COMPARED TO THE PRIOR YEAR TO DATE

•	Revenue increased 8.3 percent to $314.3 million as compared $290.1 million supported by total student enrollment growth at both universities
•	Operating income of $30.2 million as compared to $31.8 million; the current year operating income includes a $30.0 million reserve related to the FTC settlement
•	Adjusted operating income increased 32.5 percent to $65.8 million as compared to $49.6 million*
•	University Group new student enrollments increased 25.0 percent contributing to total enrollment growth of 5.4 percent; positively impacting these trends was the academic calendar redesign at AIU

*See GAAP to non-GAAP reconciliation attached to this press release

“We are pleased with the overall financial and operating progress made thus far,” said Todd Nelson, President and Chief Executive Officer. “Our year to date results have been supported, in part, by our continued focus on student outreach and engagement while maintaining our investments in technology and student-serving operations. Looking ahead, we will continue to leverage data and analytics to support student learning and engagement while executing against our strategic priority of sustainable and responsible growth and pursuing investments that support long term value creation for all stakeholders.”

CEC ANNOUNCES 2Q19 RESULTS …PG 2

REVENUE

•	For the quarter ended June 30, 2019, total revenue of $156.4 million increased 10.1 percent compared to total revenue of $142.0 million for the prior year quarter.
•	For the year to date ended June 30, 2019, total revenue of $314.3 million increased 8.3 percent compared to total revenue of $290.1 million for the prior year to date.
•	Both universities contributed to the revenue growth for the second quarter and year to date primarily as a result of underlying enrollment trends as well more revenue-earning days at AIU.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU	$96,555	$93,266	3.5%	$193,612	$187,873	3.1%
AIU	59,873	48,579	23.2%	120,652	101,700	18.6%
Total University Group	156,428	141,845	10.3%	314,264	289,573	8.5%
Corporate and Other (1)	13	191	NM	30	528	NM
Total	$156,441	$142,036	10.1%	$314,294	$290,101	8.3%

(1)	Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment.

CEC ANNOUNCES 2Q19 RESULTS …PG 3

TOTAL AND NEW STUDENT ENROLLMENTS

•

For the quarter ended June 30, 2019, new student enrollments increased 7.0 percent for CTU as compared to the prior year quarter. AIU’s new student enrollments were relatively flat as compared to the prior year quarter and were negatively impacted by approximately 17 percent less enrollment days due to the academic calendar redesign.

•

As of June 30, 2019, CTU’s and AIU’s total student enrollments increased 3.2 percent and 10.0 percent, respectively, supported by new student enrollment growth of 10.5 percent and 52.6 percent, respectively for the year to date ended June 30, 2019 as compared to the prior year to date. AIU’s year to date new student enrollments were positively impacted by the timing effect of the academic calendar redesign.

•

Prospective student interest supported by our investments in the admissions and advising centers in Illinois and Arizona contributed to growth for the second quarter and year to date ended June 30, 2019.

	As of June 30,
Total Student Enrollments	2019	2018	% Change
CTU	22,400	21,700	3.2%
AIU	11,000	10,000	10.0%
Total University Group	33,400	31,700	5.4%

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
New Student Enrollments	2019	2018	% Change	2019	2018	% Change
CTU	5,840	5,460	7.0%	11,850	10,720	10.5%
AIU	3,250	3,260	-0.3%	8,620	5,650	52.6%
Total University Group	9,090	8,720	4.2%	20,470	16,370	25.0%

CEC ANNOUNCES 2Q19 RESULTS …PG 4

OPERATING INCOME (LOSS)

•	For the quarter ended June 30, 2019, operating income of $0.2 million decreased 98.4 percent compared to operating income of $11.3 million for the prior year quarter.
•	For the year to date ended June 30, 2019, operating income of $30.2 million decreased 5.3 percent compared to $31.8 million for the prior year to date.
•	The current quarter and year to date University Group operating income included a reserve of $30.0 million related to the FTC settlement.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2019	2018	% Change	2019	2018	% Change
CTU (1)	$12,113	$27,116	-55.3%	$41,804	$54,301	-23.0%
AIU (2)	(4,217)	(1,585)	-166.1%	4,095	2,551	60.5%
Total University Group	7,896	25,531	-69.1%	45,899	56,852	-19.3%
Corporate and Other (3)	(7,712)	(14,228)	45.8%	(15,744)	(25,020)	37.1%
Total	$184	$11,303	-98.4%	$30,155	$31,832	-5.3%
(1)	A reserve of $18.6 million related to the FTC settlement was recorded within CTU during the quarter ended June 30, 2019.
(2)	A reserve of $11.4 million related to the FTC settlement was recorded within AIU during the quarter ended June 30, 2019.
(3)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $1.8 million and $12.2 million for the quarters ended June 30, 2019 and 2018, respectively, and $4.6 million and $18.5 million for the years to date ended June 30, 2019 and 2018, respectively.

CEC ANNOUNCES 2Q19 RESULTS …PG 5

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended June 30, 2019, adjusted operating income of $32.8 million increased 37.9 percent compared to adjusted operating income of $23.8 million for the prior year quarter.
•	For the year to date ended June 30, 2019, adjusted operating income of $65.8 million increased 32.5 percent compared to adjusted operating income of $49.6 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2019	2018	2019	2018
Total Company:
Operating income	$184	$11,303	$30,155	$31,832
Depreciation and amortization	2,235	2,103	4,468	4,685
Lease expenses for vacated space (1)	392	4,411	1,158	3,660
Significant legal settlements (2)	30,000	5,970	30,000	9,461
Adjusted Operating Income -- Total Company	$32,811	$23,787	$65,781	$49,638

Increase (Decrease)	37.9%		32.5%

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)	Significant legal settlements relate to the FTC matter recorded during 2019 and the Surrett matter recorded during 2018.

CEC ANNOUNCES 2Q19 RESULTS …PG 6

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2019, the Company recorded:

•	Net loss of $0.6 million compared to net income of $8.8 million for the prior year quarter.
•	Loss per diluted share of ($0.01) compared to earnings per diluted share of $0.12 for the prior year quarter.
•

Adjusted earnings per diluted share of $0.39 compared to adjusted earnings per diluted share of $0.23 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2019, the Company recorded:

•	Net income of $24.2 million compared to net income of $26.3 million for the prior year to date.
•	Earnings per diluted share of $0.34 compared to earnings per diluted share of $0.37 for the prior year to date.
•

Adjusted earnings per diluted share of $0.74 compared to adjusted earnings per diluted share of $0.51 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2019 (4)	2018	2019	2018

Reported Earnings Per Diluted Share	$(0.01)	$0.12	$0.34	$0.37

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (1)	0.01	0.06	0.02	0.05
Significant legal settlements (2)	0.41	0.08	0.41	0.13
Total pre-tax adjustments	$0.42	$0.14	$0.43	$0.18
Tax effect of adjustments (3)	(0.02)	(0.03)	(0.03)	(0.04)
Total adjustments after tax	0.40	0.11	0.40	0.14
Adjusted Earnings Per Diluted Share	$0.39	$0.23	$0.74	$0.51

(1)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.
(2)	Significant legal settlements relate to the FTC matter recorded during 2019 and the Surrett matter recorded during 2018.
(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments. The non-deductible amount of $23.3 million for the FTC settlement recorded during the second quarter of 2019 does not include a tax effect.

(4)

For the quarter ended June 30, 2019, adjusted diluted common shares outstanding were utilized to compute the per share impact of the pre-tax adjustments. As a result of a reported net loss for the quarter ended June 30, 2019, potential common stock equivalents were excluded from the reported diluted common shares outstanding calculation. The above adjustments resulted in a positive adjusted earnings per diluted share and as a result potential common stock equivalents were added to basic common shares outstanding to determine the dilutive share impact.

For the Quarter Ended June 30, 2019
Diluted common shares outstanding (shares in thousands)
Reported diluted common shares outstanding	70,105
Common stock equivalents	1,929
Adjusted diluted common shares outstanding	72,034

CEC ANNOUNCES 2Q19 RESULTS …PG 7

BALANCE SHEET AND CASH FLOW

•	For the quarter ended June 30, 2019, net cash provided by operating activities was $40.5 million compared to net cash provided by operating activities of $3.7 million for the prior year quarter.
•	For the year to date ended June 30, 2019, net cash provided by operating activities was $53.4 million compared to net cash provided by operating activities of $14.8 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2019	2018	% Change	2019	2018	% Change
Net cash provided by operating activities	$40,469	$3,658	1006.3%	$53,414	$14,754	262.0%
Capital expenditures	$929	$1,377	-32.5%	$1,408	$2,737	-48.6%

As of June 30, 2019 and December 31, 2018, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $280.2 million and $229.2 million, respectively.

CEC ANNOUNCES 2Q19 RESULTS …PG 8

OUTLOOK

The Company raised its adjusted operating income outlook and updated its other full year outlook in addition to providing a third quarter outlook. The third quarter and full year 2019 outlook is subject to the key assumptions identified below (see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details):

Financial Outlook:

•	Full year 2019 - total company:
o	Revenue growth of approximately 4.0 percent to 5.0 percent
o	Operating income in the range of $77.0 million to $81.0 million
o	Adjusted operating income in the range of $118.0 million to $122.0 million
o	Earnings per diluted share in the range of $0.80 to $0.84
o	Adjusted earnings per diluted share in the range of $1.20 to $1.24
•	Third quarter 2019 - total company:
o	Operating income in the range of $23.5 million to $24.5 million
o	Adjusted operating income in the range of $26.0 million to $27.0 million
o	Earnings per diluted share and adjusted earnings per diluted share in the range of $0.23 to $0.25

University Group Enrollment Outlook:

•	CTU:
o	New student enrollments for the full year 2019 are expected to show growth as compared to the prior year.
o

New student enrollments for the third quarter of 2019 are expected to be relatively flat as compared to the prior year. Third quarter student enrollment trends will be moderated by a strong prior year comparative performance period, during which new student enrollments were 9 percent higher as compared to the third quarter of 2017.

•	AIU:
o

New student enrollments for the third quarter and full year 2019 are expected to show growth as compared to the prior year, with the number of enrollment days in the third quarter relatively comparable to the prior year pursuant to the academic calendar.

•	University Group:
o	New student enrollments are expected to increase approximately 8 percent to 10 percent for the full year 2019 as compared to the prior year.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items such as lease expenses for vacated space offset with any sublease income as well as depreciation, amortization, asset impairment charges, significant restructuring charges and significant legal settlements. The revenue, operating income, adjusted operating income, earnings per share, adjusted earnings per share and enrollment outlook provided above for 2019 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs remains consistent with recent experience, (ii) initiatives and investments in student-serving operations continue to positively impact enrollment trends within the University Group, (iii) no material changes in the current legal or regulatory environment, and excludes legal and regulatory liabilities and other related impacts which are not probable and estimable at this time, and any impact of new or proposed regulations, including the “borrower defense to repayment” regulations and any modifications thereto, (iv) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (v) no material changes in the estimated amount of compensation expense that could be impacted by changes in the Company’s stock price or the Company’s assessment of the probable outcome of performance conditions relating to performance-based compensation, (vi) earnings per diluted share outlook assumes an effective income tax rate of approximately 32% for the third quarter and 30% for the full year, and (vii) any results of operations from Trident University are excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions we make in the future as we continue to evaluate diverse strategies to enhance shareholder value may impact the outlook provided above.

CEC ANNOUNCES 2Q19 RESULTS …PG 9

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Wednesday, August 7, 2019 at 5:30 p.m. Eastern time to discuss its second quarter and year to date 2019 results. Interested parties can access the live webcast of the conference at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-378-6484 (domestic) or 1-412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and blended learning programs. The Company’s two regionally accredited universities – Colorado Technical University (“CTU”) and American InterContinental University (“AIU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational needs of today’s busy adults. CTU and AIU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath® learning platform. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of university locations and web links to Career Education institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “estimate,” “continue,” “outlook,” “trend,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of recently effective “borrower defense to repayment” regulations and any modifications thereto; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the operating impact of the settlements with the FTC and state attorneys general; the success of our initiatives to improve student experiences, retention and academic outcomes; the ability of our student admissions and advising centers to achieve anticipated operating performance; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 2Q19 RESULTS …PG 10

CONTACT

Investors:

Alpha IR Group

Chris Donovan or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$51,104	$32,394
Restricted cash	337	337
Short-term investments	228,795	196,428
Total cash and cash equivalents, restricted cash and short-term investments	280,236	229,159

Student receivables, net	27,870	28,751
Receivables, other, net	2,677	2,567
Prepaid expenses	9,013	7,771
Inventories	660	763
Other current assets	364	437
Assets of discontinued operations	120	-
Total current assets	320,940	269,448

NON-CURRENT ASSETS:
Property and equipment, net	27,507	30,048
Right of use asset	40,049	-
Goodwill	87,356	87,356
Intangible assets, net	7,900	7,900
Student receivables, net	503	942
Deferred income tax assets, net	72,415	81,628
Other assets	4,951	4,993
Assets of discontinued operations	178	178
TOTAL ASSETS	$561,799	$482,493

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$13,390	$-
Accounts payable	12,382	9,195
Accrued expenses:
Payroll and related benefits	22,270	24,530
Advertising and marketing costs	11,142	9,300
Income taxes	1,135	1,472
Other	39,496	19,668
Deferred revenue	28,664	32,351
Liabilities of discontinued operations	3	536
Total current liabilities	128,482	97,052

NON-CURRENT LIABILITIES:
Lease liability - operating	42,215	-
Deferred rent obligations	-	12,745
Other liabilities	9,854	17,493
Total non-current liabilities	52,069	30,238

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	857	852
Additional paid-in capital	630,878	628,295
Accumulated other comprehensive gain (loss)	455	(298)
Accumulated deficit	(27,679)	(52,946)
Treasury stock	(223,263)	(220,700)
Total stockholders' equity	381,248	355,203
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$561,799	$482,493

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND

COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$155,779	99.6%	$141,344	99.5%
Other	662	0.4%	692	0.5%
Total revenue	156,441		142,036
OPERATING EXPENSES:
Educational services and facilities	25,350	16.2%	30,290	21.3%
General and administrative	128,672	82.2%	98,340	69.2%
Depreciation and amortization	2,235	1.4%	2,103	1.5%
Total operating expenses	156,257	99.9%	130,733	92.0%
Operating income	184	0.1%	11,303	8.0%
OTHER INCOME:
Interest income	1,592	1.0%	742	0.5%
Interest expense	(40)	0.0%	(106)	-0.1%
Miscellaneous income (expense)	45	0.0%	(135)	-0.1%
Total other income	1,597	1.0%	501	0.4%
PRETAX INCOME	1,781	1.1%	11,804	8.3%
Provision for income taxes	2,302	1.5%	2,940	2.1%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(521)	-0.3%	8,864	6.2%
Loss from discontinued operations, net of tax	(38)	0.0%	(113)	-0.1%
NET (LOSS) INCOME	(559)	-0.4%	8,751	6.2%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	35		(168)
Unrealized gain on investments	371		108
Total other comprehensive income (loss)	406		(60)
COMPREHENSIVE (LOSS) INCOME	$(153)		$8,691

NET (LOSS) INCOME PER SHARE - BASIC:
(Loss) income from continuing operations	$(0.01)		$0.13
Loss from discontinued operations	-		-
Net (loss) income per share	$(0.01)		$0.13

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(0.01)		$0.12
Loss from discontinued operations	-		-
Net (loss) income per share	$(0.01)		$0.12

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	70,105		69,668
Diluted	70,105		71,562

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND

COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2019	% of Total Revenue	2018	% of Total Revenue
REVENUE:
Tuition and fees	$313,007	99.6%	$288,854	99.6%
Other	1,287	0.4%	1,247	0.4%
Total revenue	314,294		290,101
OPERATING EXPENSES:
Educational services and facilities	51,677	16.4%	57,236	19.7%
General and administrative	227,994	72.5%	196,348	67.7%
Depreciation and amortization	4,468	1.4%	4,685	1.6%
Total operating expenses	284,139	90.4%	258,269	89.0%
Operating income	30,155	9.6%	31,832	11.0%
OTHER INCOME:
Interest income	3,032	1.0%	1,376	0.5%
Interest expense	(82)	0.0%	(215)	-0.1%
Miscellaneous income	271	0.1%	193	0.1%
Total other income	3,221	1.0%	1,354	0.5%
PRETAX INCOME	33,376	10.6%	33,186	11.4%
Provision for income taxes	8,709	2.8%	6,438	2.2%

INCOME FROM CONTINUING OPERATIONS	24,667	7.8%	26,748	9.2%
Loss from discontinued operations, net of tax	(435)	-0.1%	(495)	-0.2%
NET INCOME	24,232	7.7%	26,253	9.0%

OTHER COMPREHENSIVE INCOME (LOSS) , net of tax:
Foreign currency translation adjustments	(17)		(82)
Unrealized gain (loss) on investments	770		(110)
Total other comprehensive income (loss)	753		(192)
COMPREHENSIVE INCOME	$24,985		$26,061

NET INCOME (LOSS) PER SHARE - BASIC:
Income from continuing operations	$0.35		$0.39
Loss from discontinued operations	-		(0.01)
Net income per share	$0.35		$0.38

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.34		$0.38
Loss from discontinued operations	-		(0.01)
Net income per share	$0.34		$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	69,972		69,443
Diluted	71,782		71,239

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$24,232	$26,253
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	4,468	4,685
Bad debt expense	23,141	13,679
Compensation expense related to share-based awards	2,406	2,698
Deferred income taxes	9,213	6,641
Changes in operating assets and liabilities:	(10,046)	(39,202)
Net cash provided by operating activities	53,414	14,754

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(296,666)	(101,043)
Sales of available-for-sale investments	265,743	106,139
Purchases of property and equipment	(1,408)	(2,737)
Other	9	-
Net cash (used in) provided by investing activities	(32,322)	2,359

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	180	1,170
Payments of employee tax associated with stock compensation	(2,562)	(3,218)
Net cash used in financing activities	(2,382)	(2,048)

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,710	15,065
CASH AND CASH EQUIVALENTS, beginning of the period	32,731	18,899
CASH AND CASH EQUIVALENTS, end of the period	$51,441	$33,964

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2019	2018
REVENUE:
CTU	$96,555	$93,266
AIU	59,873	48,579
Total University Group	156,428	141,845
Corporate and Other (1)	13	191
Total	$156,441	$142,036

OPERATING INCOME (LOSS):
CTU (2)	$12,113	$27,116
AIU (3)	(4,217)	(1,585)
Total University Group	7,896	25,531
Corporate and Other (1)	(7,712)	(14,228)
Total	$184	$11,303

OPERATING MARGIN (LOSS):
CTU (2)	12.5%	29.1%
AIU (3)	-7.0%	-3.3%
Total University Group	5.0%	18.0%
Corporate and Other (1)	NM	NM
Total	0.1%	8.0%

(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $1.8 million and $12.2 million for the quarters ended June 30, 2019 and 2018, respectively.

(2)	A reserve of $18.6 million related to the FTC settlement was recorded within CTU during the quarter ended June 30, 2019.
(3)	A reserve of $11.4 million related to the FTC settlement was recorded within AIU during the quarter ended June 30, 2019.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2019	2018
REVENUE:
CTU	$193,612	$187,873
AIU	120,652	101,700
Total University Group	314,264	289,573
Corporate and Other (1)	30	528
Total	$314,294	$290,101

OPERATING INCOME (LOSS):
CTU (2)	$41,804	$54,301
AIU (3)	4,095	2,551
Total University Group	45,899	56,852
Corporate and Other (1)	(15,744)	(25,020)
Total	$30,155	$31,832

OPERATING MARGIN (LOSS):
CTU (2)	21.6%	28.9%
AIU (3)	3.4%	2.5%
Total University Group	14.6%	19.6%
Corporate and Other (1)	NM	NM
Total	9.6%	11.0%
(1)

Corporate and Other includes closed campuses which no longer meet the criteria to be reported as a separate operating segment. Operating losses related to the closed campuses were $4.6 million and $18.5 million for the years to date ended June 30, 2019 and 2018, respectively.

(2)	A reserve of $18.6 million related to the FTC settlement was recorded within CTU during the quarter ended June 30, 2019.
(3)	A reserve of $11.4 million related to the FTC settlement was recorded within AIU during the quarter ended June 30, 2019.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2019	2018	2019	2018
Total Company
Operating income	$184	$11,303	$30,155	$31,832
Depreciation and amortization	2,235	2,103	4,468	4,685
Lease expenses for vacated space (2)	392	4,411	1,158	3,660
Significant legal settlements (3)	30,000	5,970	30,000	9,461
Adjusted Operating Income -- Total Company	$32,811	$23,787	$65,781	$49,638

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2019	2018	2019	2018
Total Company
Operating income	$23.5M - $24.5M	$19,283	$77M - $81M	$71,298
Depreciation and amortization	~2.2	2,364	~9.0	9,394
Lease expenses for vacated space (2)	~0.3	2,114	~2.0	8,416
Severance and related costs, net of cancellations (4)	—	1,898	—	1,455
Significant legal settlements (3)	—	134	30.0	14,595
Adjusted Operating Income -- Total Company	$26M - $27M	$25,793	$118M - $122M	$105,158

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2019 (6)	2018	2019	2018

Reported Earnings Per Diluted Share	$(0.01)	$0.12	$0.34	$0.37

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	0.01	0.06	0.02	0.05
Significant legal settlements (3)	0.41	0.08	0.41	0.13
Total pre-tax adjustments	$0.42	$0.14	$0.43	$0.18
Tax effect of adjustments (5)	(0.02)	(0.03)	(0.03)	(0.04)
Total adjustments after tax	0.40	0.11	0.40	0.14
Adjusted Earnings Per Diluted Share	$0.39	$0.23	$0.74	$0.51

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2019	2018	2019	2018
Reported Earnings Per Diluted Share	$0.23 - $0.25	$0.21	$0.80 - $0.84	$0.77

Pre-tax adjustments included in operating expenses:
Lease expenses for vacated space (2)	-	0.03	~0.02	0.12
Severance and related costs, net of cancellations (4)	-	0.02	-	0.02
Significant legal settlements (3)	-	-	~0.41	0.21
Total pre-tax adjustments	$-	$0.05	$~0.43	$0.35
Tax effect of adjustments (5)	-	(0.01)	(0.03)	(0.07)
Total adjustments after tax	-	0.04	~0.40	0.28
Adjusted Earnings Per Diluted Share	$0.23 - $0.25	$0.25	$1.20 - $1.24	$1.05

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allows it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as restructuring charges and significant legal reserves. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Lease expenses for vacated space include both fixed and variable lease costs offset with sublease income.

(3)	Significant legal settlements relate to the FTC matter recorded during 2019 and the Surrett and multi-state AG matters recorded during 2018.

(4)

Severance and related costs, net of cancellations, include charges related to significant restructuring actions. These restructuring charges do not regularly occur and are not considered part of ongoing operating results.

(5)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate reflects federal and state taxable jurisdictions as well as the nature of the adjustments. The non-deductible amounts of $23.3 million for the FTC settlement recorded during the second quarter of 2019 and $5.0 million for the multi-state AG settlement recorded during the year ended December 31, 2018, do not include a tax effect.

(6)

For the quarter ended June 30, 2019, adjusted diluted common shares outstanding were utilized to compute the per share impact of the pre-tax adjustments. As a result of a reported net loss for the quarter ended June 30, 2019, potential common stock equivalents were excluded from the reported diluted common shares outstanding calculation. Due to the adjustments above resulting in a positive adjusted earnings per diluted share calculation, potential common stock equivalents were added to basic common shares outstanding to determine the dilutive share impact.

For the Quarter Ended June 30, 2019
Diluted common shares outstanding (shares in thousands)
Reported diluted common shares outstanding	70,105
Common stock equivalents	1,929
Adjusted diluted common shares outstanding	72,034